Exhibit 99.1

NEWS

CONTACT:	Kim Detwiler

Senior Vice President, Director of Corporate Communications

Univest Corporation

215-721-8396

detwilerk@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION EXPANDS INSURANCE SUBSIDIARY

THROUGH ACQUISITION OF JOHN T. FRETZ INSURANCE AGENCY, INC.

SOUDERTON, Pa, May 1, 2013 — Univest Corporation of Pennsylvania (NASDAQ: UVSP) and its insurance subsidiary, Univest Insurance, Inc., today announced the acquisition of John T. Fretz Insurance Agency, Inc., a family-owned-and-operated full-service property and casualty insurance agency providing solutions to both personal and commercial clients. The acquisition, completed on May 1, 2013, expands Univest’s insurance business and market share in the Corporation’s primary service area – Montgomery County, Pa.

“Growth of the Univest Insurance business through acquisition is part of our long term strategy to diversify our business, giving consumers and businesses in the region convenient access to a complete range of financial solutions from one company,” said William S. Aichele, chairman and CEO of Univest Corporation. “For more than 75 years, the Fretz Agency has been a well-respected local company with an experienced team of professionals. We are excited to welcome them to Univest and believe their contributions will further strengthen Univest’s ability to serve the insurance needs of businesses and individuals in our communities.”

The John T. Fretz Insurance Agency was founded in 1935 by John T. Fretz and is currently owned and operated by M. Scott Clemens, president and nephew of John T. Fretz. The Fretz Agency, which operates offices in Souderton and Lansdale, Montgomery County, grew throughout its history organically by serving both personal and commercial insurance clients in its local markets and through strategic acquisitions. The Fretz Agency has been recognized for excellence by the North Penn United Way and other local non-profit organizations for its active support of the community. The agency has a solid reputation across the industry and has been an advocate for the independent insurance agency system as a Trusted Choice© independent insurance agency.

“While this is Univest’s seventh insurance acquisition since 1999, this is only the second agency located in Univest’s core market,” stated Ronald R. Flaherty, president of Univest Insurance, Inc. “This acquisition will help to further identify Univest as a leader in delivering competitive and comprehensive insurance solutions. And, the integration of our companies will be seamless for our employees and customers because we both believe in providing exceptional insurance solutions, excellent service and strong financial and volunteer support to our local communities.”

Fretz Agency employees will join Univest as a result of the acquisition. These employees will be located in Univest Insurance’s Lansdale office and in a new location expected to open in Souderton later this summer. The John T. Fretz Insurance Agency, Inc. will immediately begin operating under the name Univest Insurance, Inc.

About Univest Insurance, Inc.

Univest Insurance, Inc., headquartered in Lansdale, Pa. is an independent insurance agency, providing property and casualty insurance, employee benefits, and life, health and disability insurance for individuals, businesses and nonprofit clients. Univest Insurance also has offices in West Chester, Chester County and Upper Marlboro Township, MD.

About Univest Corporation

Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.

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This press release of Univest Corporation and the reports Univest Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation files with the Securities and Exchange Commission. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.